Exhibit 99.1

Booking Holdings Reports Financial Results for 4th Quarter and Full-Year 2020

NORWALK, CT – February 24, 2021. . . Booking Holdings Inc. (NASDAQ: BKNG) today reported its 4th quarter and full-year 2020 financial results. Fourth quarter gross travel bookings for Booking Holdings Inc. (the "Company," "Booking Holdings," "we," "our" or "us"), which refers to the total dollar value, generally inclusive of taxes and fees, of all travel services booked by its customers, net of cancellations, were $7.3 billion, a 65% decrease from the prior year on both an as-reported and constant-currency basis. Room nights booked in the 4th quarter decreased 60% from the prior year. The Company's results for the three and twelve months ended December 31, 2020 have been significantly and negatively impacted due to the COVID-19 pandemic and the resulting economic conditions and government orders.
Booking Holdings' total revenues for the 4th quarter of 2020 were $1.2 billion, a 63% decrease from the prior year on both an as-reported and constant-currency basis. The Company reported a net loss in the 4th quarter of 2020 of $165 million, compared with net income of $1.2 billion in the 4th quarter of 2019. The 4th quarters of 2020 and 2019 include net unrealized gains on marketable equity securities of $553 million and $326 million, respectively. Net loss in the 4th quarter of 2020 was $4.02 per diluted share, compared with net income per diluted share of $27.75 in the 4th quarter of 2019.
Non-GAAP net loss in the 4th quarter of 2020 was $23 million, compared with non-GAAP net income in the 4th quarter of 2019 of $984 million. Non-GAAP net loss in the 4th quarter of 2020 was $0.57 per diluted share, compared with non-GAAP net income of $23.30 per diluted share in the 4th quarter of 2019. Non-GAAP net (loss) income includes adjustments to exclude net unrealized gains or losses on marketable equity securities and foreign currency losses on Euro-denominated debt that was not designated as a hedging instrument in both periods. Adjusted EBITDA for the 4th quarter of 2020 was a loss of $38 million, compared with adjusted EBITDA of $1.3 billion in the 4th quarter of 2019. The section below entitled "Non-GAAP Financial Measures" provides definitions and information about the use of non-GAAP financial measures in this press release, and the attached financial and statistical supplement reconciles non-GAAP financial results with Booking Holdings' financial results under GAAP.
For the full-year 2020, Booking Holdings had gross travel bookings of $35.4 billion, a 63% decrease compared to 2019 on both an as-reported and constant-currency basis. Booking Holdings' total revenues in 2020 were $6.8 billion, a 55% decrease from the prior year on both an as-reported and constant-currency basis. Net income for the full-year 2020 was $59 million, a 99% decrease versus the prior year. Net income for the full-years 2020 and 2019 includes gains of $1.8 billion and $745 million, respectively, on marketable equity securities. Net income for the full-year 2020 also includes a $1.1 billion impairment charge related to OpenTable and KAYAK goodwill. Net income for the full-year 2020 was $1.44 per diluted share, a 99% decrease as compared to the prior year.
Non-GAAP net income for the full-year 2020 was $194 million, a 96% decrease compared to the prior year. Non-GAAP net income was $4.71 per diluted share, a 95% decrease as compared to the prior year. Adjusted EBITDA for 2020 was $879 million, an 85% decrease as compared to the prior year.
"The travel environment continued to be challenging through the fourth quarter of 2020 and into January 2021 as COVID-19 case counts remained very high and travel restrictions were reimposed in many parts of the world. However, in recent weeks, we have started to see some improvements in booking trends that we will continue to monitor," said Glenn Fogel, Chief Executive Officer of Booking Holdings. "Looking ahead, I am more confident than ever in our long-term future and in the eventual strong recovery of travel demand. We will continue to focus on what we can control, namely investing in our business and executing against our strategic priorities to ensure we exit this crisis on a strong footing."

Non-GAAP Financial Measures
The Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and include all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operating results.
To supplement the Consolidated Financial Statements, the Company uses the following non-GAAP financial measures: Non-GAAP total revenues, adjusted EBITDA, non-GAAP net (loss) income, non-GAAP net (loss) income per diluted common share and free cash flow (net cash provided by operating activities less capital expenditures). The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
The Company uses non-GAAP financial measures for financial and operational decision-making and as a basis to evaluate performance and set targets for employee compensation programs. The Company believes that these non-GAAP financial measures are useful for analysts and investors to evaluate the Company's ongoing operating performance because they facilitate comparison of the Company's results for the current period and projected next-period results to those of prior periods and to those of its competitors (though other companies may calculate similar non-GAAP financial measures differently from those calculated by the Company). These non-GAAP financial measures, in particular adjusted EBITDA, non-GAAP net (loss) income and free cash flow are not intended to represent funds available for Booking Holdings' discretionary use and are not intended to represent or to be used as a substitute for operating (loss) income, net (loss) income or net cash provided by operating activities as measured under GAAP. The items excluded from these non-GAAP measures, but included in the calculation of their closest GAAP equivalent, are significant components of the Company's consolidated statements of operations and cash flows and must be considered in performing a comprehensive assessment of overall financial performance.
Non-GAAP net (loss) income is net (loss) income with the following adjustments:
•excludes charges, if any, to correct an error related to the nonpayment of prior-period wage-related tax on compensation paid to certain highly-compensated former employees in the year of separation,
•excludes the impact of impairments of goodwill,
•excludes gains and losses on marketable equity securities,
•excludes the impact, if any, of significant gains or losses on the sale of and impairment or credit losses on investments in available-for-sale debt securities and significant gains or losses on the sale of and valuation adjustments on investments in equity securities without readily determinable fair values,
•excludes foreign currency transaction gains or losses on Euro-denominated debt that is not designated as a hedging instrument for accounting purposes,
•excludes amortization expense of intangible assets,
•excludes non-cash interest expense related to the amortization of debt discount and gains or losses on early extinguishment of debt, if any, related to our convertible debt,
•excludes income taxes, if any, related to convertible notes held for investment that matured and were reclassified from accumulated other comprehensive loss to income tax expense,
•excludes the income tax impact, if any, related to one-time adjustments as a result of the U.S. Tax Cuts and Jobs Act ("Tax Act") enacted in December 2017,
•excludes the impact of unrecognized tax benefits related to the French and Italian tax matters, and
•the income tax impact of the non-GAAP adjustments mentioned above and changes in tax estimates, as applicable.
In addition to the adjustments listed above regarding non-GAAP net (loss) income, adjusted EBITDA excludes depreciation expense, interest and dividend income, interest expense and income tax expense.
We evaluate certain operating and financial measures on both an as-reported and constant-currency basis.  We calculate constant currency by converting our current-year period results for transactions recorded in currencies other than U.S. Dollars using the corresponding prior-year period monthly average exchange rates rather than the current-year period monthly average exchange rates.

The attached financial and statistical supplement includes reconciliations of our financial results under GAAP to non-GAAP financial information for the three and twelve months ended December 31, 2020 and 2019.

Information About Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements reflect the views of the Company's management regarding current expectations and projections about future events and are based on currently available information and current foreign currency exchange rates. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, "may," "will," "should," "could," "aims," "seeks," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets," and "continue," reflecting something other than historical fact are intended to identify forward-looking statements.
The following factors, among others, could cause the Company's actual results to differ materially from those described in the forward-looking statements:
-- the adverse impact of the COVID-19 pandemic on the Company's business, financial performance and travel demand, generally;
-- adverse changes in general market conditions for travel services, including the effects of macroeconomic conditions, terrorist attacks, natural disasters, health concerns, civil or political unrest or other events outside our control;
-- any adverse impacts on our business, operations and/or reputation as a result of any utilization of COVID-19-related governmental stimulus or aid packages;
-- the effects of competition;
--any adverse impact on our business, operations and/or reputation as a result of the implementation or management of the restructurings;
-- any write-downs or impairments of goodwill or intangible assets related to acquisitions or investments, any increases in provisions for expected credit losses on receivables from and cash advances made to our travel service provider and restaurant partners and any increases in cash outlays to refund consumers for prepaid reservations;
-- adverse changes in relationships with travel service providers and restaurants and other third parties on which we are dependent;
-- our ability to attract and retain qualified personnel;
-- IT systems-related failures, data privacy risks and obligations, and/or security breaches;
-- fluctuations in foreign currency exchange rates and other risks associated with doing business in multiple currencies;
-- our ability to successfully manage growth and expand our global business;
-- our ability to respond to and keep up with the rapid pace of technological and market changes;
-- our performance marketing efficiency and the general effectiveness of our marketing efforts;
-- any change by our search and meta-search partners in how they present travel search results or conduct their auctions for search placement in a manner that is competitively disadvantageous to us; and
-- tax, legal and regulatory risks.

For a detailed discussion of these and other factors that could cause the Company's actual results to differ materially from those described in the forward-looking statements, please refer to the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequently filed Quarterly Reports on Form 10-Q. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About Booking Holdings Inc.
Booking Holdings (NASDAQ: BKNG) is the world’s leading provider of online travel and related services, provided to consumers and local partners in more than 220 countries and territories through six primary brands: Booking.com, Priceline, agoda, Rentalcars.com, KAYAK and OpenTable. The mission of Booking Holdings is to make it easier for everyone to experience the world.

For more information, visit BookingHoldings.com and follow us on Twitter @BookingHoldings.
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For Press Information: Leslie Cafferty (203) 299-8128 leslie.cafferty@bookingholdings.com
For Investor Relations: John Longstreet (203) 299-8806 john.longstreet@bookingholdings.com

Booking Holdings Inc.
CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share data)

	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$10,562	$6,312
Short-term investments (Available-for-sale debt securities: Amortized cost of $500 and $998, respectively)	501	998
Accounts receivable, net (Allowance for expected credit losses of $166 and $49, respectively)	529	1,680
Prepaid expenses, net (Allowance for expected credit losses of $22 and $6, respectively)	337	479
Other current assets	277	364
Total current assets	12,206	9,833
Property and equipment, net	756	738
Operating lease assets	529	620
Intangible assets, net	1,812	1,954
Goodwill	1,895	2,913
Long-term investments (Includes available-for-sale debt securities: Amortized cost of $225 and $2,192, respectively)	3,759	4,477
Other assets, net (Allowance for expected credit losses of $33 at December 31, 2020)	917	867
Total assets	$21,874	$21,402

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$735	$1,239
Accrued expenses and other current liabilities	1,382	1,578
Deferred merchant bookings	323	1,561
Convertible debt	985	988
Total current liabilities	3,425	5,366
Deferred income taxes	1,127	876
Operating lease liabilities	366	462
Long-term U.S. transition tax liability	923	1,021
Other long-term liabilities	111	104
Long-term debt	11,029	7,640
Total liabilities	16,981	15,469

Commitments and contingencies

Stockholders' equity:
Common stock, $0.008 par value, Authorized shares: 1,000,000,000 Issued shares: 63,406,451 and 63,179,471, respectively	—	—
Treasury stock, 22,446,897 and 21,762,070 shares, respectively	(24,128)	(22,864)
Additional paid-in capital	5,851	5,756
Retained earnings	23,288	23,232
Accumulated other comprehensive loss	(118)	(191)
Total stockholders' equity	4,893	5,933
Total liabilities and stockholders' equity	$21,874	$21,402

Booking Holdings Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(unaudited)
Agency revenues	$810	$2,126	$4,314	$10,117
Merchant revenues	376	955	2,117	3,830
Advertising and other revenues	52	258	365	1,119
Total revenues	1,238	3,339	6,796	15,066
Operating expenses:
Marketing expenses	386	992	2,179	4,967
Sales and other expenses	118	216	755	955
Personnel, including stock-based compensation of $70, $76, $233 and $308, respectively	491	562	1,944	2,248
General and administrative	128	201	581	797
Information technology	80	79	299	285
Depreciation and amortization	114	117	458	469
Restructuring and other exit costs	74	—	149	—
Impairment of goodwill	—	—	1,062	—
Total operating expenses	1,391	2,167	7,427	9,721
Operating (loss) income	(153)	1,172	(631)	5,345
Interest expense	(98)	(62)	(356)	(266)
Other income (expense), net	496	310	1,554	879
Earnings before income taxes	245	1,420	567	5,958
Income tax expense	410	249	508	1,093
Net (loss) income	$(165)	$1,171	$59	$4,865
Net (loss) income applicable to common stockholders per basic common share	$(4.02)	$28.07	$1.45	$112.93
Weighted-average number of basic common shares outstanding (in 000's)	40,944	41,724	40,974	43,082
Net (loss) income applicable to common stockholders per diluted common share	$(4.02)	$27.75	$1.44	$111.82
Weighted-average number of diluted common shares outstanding (in 000's)	40,944	42,210	41,160	43,509

Booking Holdings Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Year Ended December 31,
	2020	2019	2018
OPERATING ACTIVITIES:
Net income	$59	$4,865	$3,998
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	458	469	426
Provision for expected credit losses and chargebacks	319	138	163
Deferred income tax expense (benefit)	213	122	(150)
Net (gains) losses on marketable equity securities	(1,811)	(745)	367
Stock-based compensation expense and other stock-based payments	255	325	331
Amortization of debt discount and debt issuance costs	64	58	59
Operating lease amortization	184	172	—
Unrealized foreign currency transaction losses (gains) on Euro-denominated debt	200	(7)	—
Impairment of goodwill	1,062	—	—
Impairment of investment	100	—	—
Other	2	9	19
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	891	(323)	(319)
Prepaid expenses and other current assets	161	(263)	(201)
Deferred merchant bookings and other current liabilities	(2,266)	480	635
Long-term assets and liabilities	194	(435)	10
Net cash provided by operating activities	85	4,865	5,338

INVESTING ACTIVITIES:
Purchase of investments	(74)	(672)	(2,686)
Proceeds from sale and maturity of investments	2,997	8,099	5,616
Additions to property and equipment	(286)	(368)	(442)
Acquisitions and other investments, net of cash acquired	—	(9)	(273)
Net cash provided by investing activities	2,637	7,050	2,215

FINANCING ACTIVITIES:
Proceeds from revolving credit facility and short-term borrowings	—	400	25
Repayments of revolving credit facility and short-term borrowings	—	(425)	—
Proceeds from the issuance of long-term debt	4,108	—	—
Payments for conversion of debt	(1,244)	—	(1,487)
Payments for repurchase of common stock	(1,303)	(8,187)	(5,971)
Other financing activities	(33)	(8)	2
Net cash provided by (used in) financing activities	1,528	(8,220)	(7,431)
Effect of exchange rate changes on cash and cash equivalents and restricted cash and cash equivalents	—	(8)	(40)
Net increase in cash and cash equivalents and restricted cash and cash equivalents	4,250	3,687	82
Total cash and cash equivalents and restricted cash and cash equivalents, beginning of period	6,332	2,645	2,563
Total cash and cash equivalents and restricted cash and cash equivalents, end of period	$10,582	$6,332	$2,645

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$319	$1,074	$1,169
Cash paid during the period for interest	$278	$221	$219
Non-cash operating and financing activity for an acquisition	$—	$—	$51
Non-cash investing and financing activity for an acquisition	$—	$—	$59

Booking Holdings Inc.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In millions, except share and per share data)(1)

RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA		Three Months Ended December 31,		Year Ended December 31,
		2020	2019	2020	2019
	Net (loss) income	$(165)	$1,171	$59	$4,865

(a)	Adjustment to personnel expenses	—	—	—	66
(b)	Depreciation and amortization	114	117	458	469
(c)	Impairment of goodwill	—	—	1,062	—
(b)	Interest and dividend income	(5)	(39)	(54)	(152)
(b)	Interest expense	98	62	356	266
(d)	Net gains on marketable equity securities	(553)	(326)	(1,811)	(745)
(e)	Impairment of investment	—	—	100	—
(f)	Remeasurement losses (gains) on certain Euro-denominated debt	61	47	200	(7)
(b)	Income tax expense	410	249	508	1,093

	Adjusted EBITDA	$(38)	$1,282	$879	$5,855

	Adjusted EBITDA as a % of Total Revenues	(3.1)%	38.4%	12.9%	38.9%

RECONCILIATION OF NET (LOSS) INCOME TO NON-GAAP NET (LOSS) INCOME AND NON-GAAP NET (LOSS) INCOME PER DILUTED COMMON SHARE		Three Months Ended December 31,		Year Ended December 31,
		2020	2019	2020	2019
	Net (loss) income	$(165)	$1,171	$59	$4,865

(a)	Adjustment to personnel expenses	—	—	—	66
(c)	Impairment of goodwill	—	—	1,062	—
(d)	Net gains on marketable equity securities	(553)	(326)	(1,811)	(745)
(e)	Impairment of investment	—	—	100	—
(f)	Remeasurement losses (gains) on certain Euro-denominated debt	61	47	200	(7)
(g)	Amortization of intangible assets	41	43	167	175
(h)	Debt discount amortization related to convertible debt	11	11	49	45
(i)	Income taxes on convertible notes held for investment	—	—	15	21
(j)	Impact of Tax Act	—	(3)	(8)	(49)
(k)	French and Italian unrecognized tax benefits	—	—	64	—
(l)	Tax impact of Non-GAAP adjustments	582	40	297	92

	Non-GAAP Net (loss) income	$(23)	$984	$194	$4,463

	Weighted-average number of diluted common shares outstanding (in 000's)	40,944	42,210	41,160	43,509

	Non-GAAP Net (loss) income per diluted common share	$(0.57)	$23.30	$4.71	$102.57

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW		Year Ended December 31,
		2020	2019	2018
	Net cash provided by operating activities	$85	$4,865	$5,338

(m)	Additions to property and equipment	(286)	(368)	(442)

	Free cash flow	$(201)	$4,497	$4,896

	Free cash flow as a % of Total Revenues	(3.0)%	29.8%	33.8%

(1) Amounts may not total due to rounding.

Notes:
(a)
Adjustment to correct an immaterial error related to the nonpayment of prior-period wage-related tax on compensation paid to certain highly-compensated former employees in the year of separation which is recorded in Personnel expenses.

(b)	Amounts are excluded from Net (loss) income to calculate Adjusted EBITDA.
(c)	Impairment of goodwill related to our OpenTable and KAYAK reporting unit is recorded in Operating expenses and excluded from Net (loss) income to calculate Non-GAAP Net (loss) income and Adjusted EBITDA.
(d)	Net gains on marketable equity securities are recorded in Other income (expense), net and excluded from Net (loss) income to calculate Non-GAAP Net (loss) income and Adjusted EBITDA.
(e)	Impairment of investment in Didi Chuxing equity securities are recorded in Other income (expense), net and excluded from Net (loss) income to calculate Non-GAAP Net (loss) income and Adjusted EBITDA.
(f)
Adjustment for foreign currency transaction gains or losses on our Euro-denominated debt that is not designated as a hedging instrument for accounting purposes is recorded in Other income (expense), net and excluded from Net (loss) income to calculate Non-GAAP Net (loss) income and Adjusted EBITDA.

(g)	Amortization of intangible assets is recorded in Depreciation and amortization and excluded from Net (loss) income to calculate Non-GAAP Net (loss) income.
(h)	Non-cash interest expense related to the amortization of debt discount is recorded in Interest expense and is excluded from Net (loss) income to calculate Non-GAAP Net (loss) income.
(i)
Reclassification of income taxes related to convertible notes held for investment that matured in the 2nd quarter of 2020 and the 3rd quarter of 2019, and were reclassified from Accumulated other comprehensive loss to Income tax expense.

(j)	Benefit for U.S. Federal tax credits resulting from the Tax Act and an adjustment to the one-time deemed repatriation liability resulting from the Tax Act.
(k)	Unrecognized tax benefits related to French and Italian tax matters and is excluded from Net (loss) income to calculate Non-GAAP Net (loss) income.
(l)	Reflects the tax impact of Non-GAAP adjustments above and changes in tax estimates which are excluded from Net (loss) income to calculate Non-GAAP Net (loss) income.
(m)	Additions to property and equipment are included in the calculation of Free cash flow.

For a more detailed discussion of the adjustments described above, please see the section in our press release entitled "Non-GAAP Financial Measures" which provides a definition and information about the use of non-GAAP financial measures.

Booking Holdings Inc.
Statistical Data
In millions(1)
(Unaudited)

Units Sold	4Q18	1Q19	2Q19	3Q19	4Q19	1Q20	2Q20	3Q20	4Q20
Room Nights	171	217	213	223	191	124	28	127	76
Year/Year Growth/ (Decline)	13.0%	10.3%	11.8%	11.0%	11.8%	(42.8)%	(86.7)%	(43.1)%	(60.4)%

Rental Car Days	15	18	21	21	16	12	2	9	8
Year/Year (Decline)/Growth	(0.6)%	(1.3)%	1.2%	8.5%	11.9%	(36.4)%	(90.4)%	(55.6)%	(52.2)%

Airline Tickets	2	2	2	2	2	2	1	2	2
Year/Year (Decline)/Growth	(1.3)%	4.4%	2.4%	(2.5)%	11.3%	(8.0)%	(69.7)%	(9.3)%	4.0%

Gross Bookings(2)	4Q18	1Q19	2Q19	3Q19	4Q19	1Q20	2Q20	3Q20	4Q20
Agency	$15,230	$19,678	$18,638	$18,118	$14,218	$8,320	$1,535	$9,521	$5,098
Merchant	4,322	5,732	6,401	7,163	6,495	4,073	771	3,861	2,215
Total	$19,552	$25,410	$25,039	$25,281	$20,713	$12,393	$2,306	$13,382	$7,313

Gross Bookings Year/Year Growth/(Decline)
Agency	1.4%	(4.4)%	(2.4)%	(4.8)%	(6.6)%	(57.7)%	(91.8)%	(47.4)%	(64.1)%
Merchant	45.8%	29.3%	33.2%	36.5%	50.3%	(28.9)%	(88.0)%	(46.1)%	(65.9)%
Total	8.7%	1.6%	4.8%	4.1%	5.9%	(51.2)%	(90.8)%	(47.1)%	(64.7)%
Constant Currency	13%	8%	10%	7%	7%	(50)%	(91)%	(48)%	(65)%

	4Q18	1Q19	2Q19	3Q19	4Q19	1Q20	2Q20	3Q20	4Q20
Total Revenues	$3,213	$2,837	$3,850	$5,040	$3,339	$2,288	$630	$2,640	$1,238
Year/Year Growth/(Decline)	16.3%	(3.1)%	8.9%	3.9%	3.9%	(19.3)%	(83.7)%	(47.6)%	(62.9)%
Constant Currency	21%	3%	14%	7%	5%	(17)%	(83)%	(49)%	(63)%

(1) Amounts may not total due to rounding.

(2) Gross bookings is an operating and statistical metric that captures the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers, net of cancellations.